CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use, in the Form SB-2 for Northwest Horizon Corporation, of our report dated February 20, 2004 relating to the December 31, 2003 financial statements of Northwest Horizon Corporation, which appears in such Form.

Vancouver, BC, Canada	“Amisano Hanson”
April 5, 2004	CHARTERED ACCOUNTANTS